Q1 2006 Press Release	Exhibit 99.1

News Release

Contact:
Bruce P. Rounds, CFO 920-748-1634

ALLIANCE LAUNDRY HOLDINGS LLC REPORTS 1st QUARTER 2006 EARNINGS

Ripon, Wis. - May 11, 2006 — Alliance Laundry Holdings LLC released yesterday results for the quarter ended March 31, 2006.

Net revenues for the three months ended March 31, 2006 increased $1.6 million, or 2.2%, to $71.5 million from $69.9 million for the combined three months ended March 31, 2005. Our net loss for the three months ended March 31, 2006 was $1.5 million as compared to a net loss of $31.3 million for the combined three months ended March 31, 2005. Adjusted EBITDA (see “About Non-GAAP Financial Measures” below) for the three months ended March 31, 2006 increased $1.1 million to $13.8 million from $12.7 million for the combined three months ended March 31, 2005.

The overall net revenue increase of $1.6 million was attributable to higher consumer laundry revenue of $1.8 million and higher service parts revenue of $0.5 million, which were partially offset by lower commercial laundry revenues of $0.7 million. The increase in consumer laundry revenue was due to continued growth in the number of retailers and sales per retailer. The decrease in commercial laundry revenues was due to lower North American commercial equipment revenue of $3.0 million, partially offset by higher international revenue of $1.8 million and higher earnings from our off-balance sheet equipment financing program of $0.5 million.

Included in our net loss for the three months ended March 31, 2006 was a $1.4 million impairment charge related to a reduction in the value of the Ajax trademark, with no similar impairment charge in the combined three months ended March 31, 2005. Included in our net loss for the combined three months ended March 31, 2005 were the following: $5.6 million of cost related to an inventory step-up to fair market value recorded on the January 27, 2005 acquisition date, $18.8 million of seller related transaction costs associated with the sale of the business and a $9.9 million loss on early extinguishment of debt. There were no similar costs in the three months ended March 31, 2006.

In announcing the Company’s results, CEO and President Thomas F. L’Esperance said, “We are pleased with our first quarter results and look forward to executing our operational strategies while continuing to navigate in a challenging cost environment. On October 14, 2005, we announced that we would be moving our Marianna operations to Ripon, Wisconsin. We expect the physical move to Ripon to be substantially completed by the end of the second quarter, which is ahead of our original schedule. We expect to begin seeing efficiencies from the consolidation during the fourth quarter of 2006.”

About Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles (GAAP), we also disclose EBITDA and Adjusted EBITDA, which are non-GAAP measures. We have presented EBITDA and Adjusted EBITDA because certain covenants in the indenture governing our 2005 Senior Subordinated Notes are tied to ratios based on these measures. “EBITDA” represents net income before interest expense, income tax (provision) benefit and depreciation and amortization, and “Adjusted EBITDA” is EBITDA as further adjusted to exclude, among other things, certain non-recurring expenses and other non-recurring non-cash charges. EBITDA and Adjusted EBITDA do not represent, and should not be considered, an alternative to net income or cash flow from operations, as determined by GAAP, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. Based on our industry and debt financing experience, we believe that EBITDA and Adjusted EBITDA are customarily used to provide useful information regarding a company’s ability to service and/or incur indebtedness. In addition, EBITDA and Adjusted EBITDA are defined in the indenture governing our 2005 Senior Subordinated Notes in a manner which is identical to the definition of EBITDA and Adjusted EBITDA in our New Senior Credit Facility under which we are required to satisfy specified financial ratios and tests, including a maximum of total debt to Adjusted EBITDA and a minimum interest coverage ratio. A reconciliation of EBITDA and Adjusted EBITDA with the most directly comparable GAAP measure is included below for the quarter ended March 31, 2006 and the combined three months ended March 31, 2005 along with the components of EBITDA and Adjusted EBITDA.

About Alliance Laundry Holdings LLC

Alliance Laundry Holdings LLC is the parent company of Alliance Laundry Systems LLC (www.comlaundry.com), a leading North American manufacturer of commercial laundry products and provider of services for laundromats, multi-housing laundries, on-premise laundries and drycleaners. Alliance offers a full line of washers and dryers for light commercial use as well as large frontloading washers, heavy duty tumbler dryers, and presses and finishing equipment for heavy commercial use. The Company’s products are sold under the well known brand names Speed Queen®, UniMac®, and Huebsch®.

Safe Harbor for Forward-Looking Statements

With the exception of the reported actual results, this press release contains predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of our business to differ materially from those expressed or implied by such forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that such plans, intentions, expectations, objectives or goals will be achieved. Important factors that could cause actual results to differ materially from those included in forward-looking statements include: impact of competition; continued sales to key customers; possible fluctuations in the cost of raw materials and components; possible fluctuations in currency exchange rates, which affect the competitiveness of our products abroad; possible fluctuation in interest rates, which affects our earnings and cash flows; the impact of substantial leverage and debt service on us; possible loss of suppliers; risks related to our asset backed facilities; dependence on key personnel; labor relations; potential liability for environmental, health and safety matters; potential future legal proceedings and litigation; and other risks listed from time to time in the Company’s reports, including, but not limited to the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2005.

Financial information for Alliance Laundry Holdings LLC appears on the next five pages for the three months ended March 31, 2006.

ALLIANCE LAUNDRY HOLDINGS LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	March 31, 2006	December 31, 2005
Assets
Current assets:
Cash	$291	$5,075
Accounts receivable, net	10,105	9,056
Inventories, net	40,516	29,050
Beneficial interests in securitized accounts receivable	16,470	22,577
Deferred income tax assets	1,146	433
Prepaid expenses and other	2,801	2,139
Total current assets	71,329	68,330

Notes receivable, net	10,005	6,131
Property, plant and equipment, net	63,967	66,869
Goodwill	139,903	139,903
Beneficial interests in securitized financial assets	16,653	16,939
Deferred income tax assets	8,932	8,932
Debt issuance costs, net	10,694	11,172
Intangible assets, net	142,621	145,183
Total assets	$464,104	$463,459

Liabilities and Member(s) Equity
Current liabilities:
Current portion of long-term debt	$472	$-
Revolving credit facility	3,000	-
Accounts payable	9,573	7,866
Other current liabilities	21,344	26,500
Total current liabilities	34,389	34,366

Long-term debt:
Senior credit facility	176,550	177,000
Senior subordinated notes	149,359	149,336
Other long-term debt	978	-

Other long-term liabilities	10,509	8,924
Total liabilities	371,785	369,626

Commitments and contingencies
Member(s) equity	92,319	93,833
Total liabilities and member(s) equity	$464,104	$463,459

ALLIANCE LAUNDRY HOLDINGS LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands)

	Three Months Ended March 31, 2006	January 28, 2005 through March 31, 2005	January 1, 2005 through January 27 2005,
	Successor	Successor	Predecessor
Net revenues	$71,479	$49,243	$20,683
Cost of sales	52,916	43,337	15,585
Gross profit	18,563	5,906	5,098

Selling, general and administrative expense	12,497	6,742	3,829
Impairment and other costs	1,828	-	-
Transaction costs associated with sale of business	-	-	18,790
Total operating expenses	14,325	6,742	22,619
Operating income (loss)	4,238	(836)	(17,521)

Interest expense	6,457	3,764	995
Loss from early extinguishment of debt	-	-	9,867
Loss before taxes	(2,219)	(4,600)	(28,383)
(Benefit) provision for income taxes	(705)	(1,669)	9
Net loss	$(1,514)	$(2,931)	$(28,392)

ALLIANCE LAUNDRY HOLDINGS LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)
	Three Months Ended March 31, 2006	January 28, 2005 through March 31 2005	January 1, 2005 through January 27, 2005
	Successor	Successor	Predecessor
Cash flows from operating activities:
Net loss	$(1,514)	$(2,931)	$(28,392)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	5,867	4,125	526
Non-cash interest	(475)	(842)	351
Non-cash executive unit compensation	1,285	-	1,089
Non-cash trademark impairment	1,400	-	-
Non-cash debt financing write-off	-	-	5,751
Non-cash inventory expense	-	5,606	-
Deferred income tax assets	(713)	(1,668)	-
Loss on sale of property, plant and equipment	20	1	-
Changes in assets and liabilities:
Accounts receivable	(661)	(2,888)	(556)
Inventories	(11,466)	(1,610)	(1,833)
Other assets	1,889	4,011	101
Accounts payable	1,707	(22,401)	19,076
Other liabilities	(4,749)	(190)	(2,732)
Net cash used in operating activities	(7,410)	(18,787)	(6,619)

Cash flows from investing activities:
Additions to property, plant and equipment	(1,400)	(514)	(188)
Proceeds on disposal of property, plant and equipment	26	-	-
Net cash used in investing activities	(1,374)	(514)	(188)

Cash flows from financing activities:
Principal proceeds from/(payments on) long-term debt	1,000	(2,000)	1
Net increase in revolving line of credit borrowings	3,000	-	-
Proceeds from senior term loan	-	200,000	-
Proceeds from senior subordinated notes	-	149,250	-
Repayment of long-term debt	-	(275,920)	-
Contribution from member	-	117,000	-
Distribution to old unitholders	-	(151,996)	-
Debt financing costs	-	(13,172)	-
Cash paid for capitalized offering related costs	-	(1,364)	-
Net proceeds - management note	-	-	(71)

Net cash provided by (used in) financing activities	4,000	21,798	(70)

(Decrease) increase in cash	(4,784)	2,497	(6,877)
Cash at beginning of period	5,075	4,594	11,471
Cash at end of period	$291	$7,091	$4,594

Reconciliation of EBITDA and Adjusted EBITDA to Net Cash Provided by (Used in) Operating Activities (Dollars in Thousands):
	Three Months Ended March 31, 2006	January 28, 2005 through March 31, 2005	January 1, 2005 through January 27, 2005	Three Months Ended March 31, 2005
	Successor	Successor	Predecessor	Combined

Net loss	$(1,514)	$(2,931)	$(28,392)	$(31,323)
(Benefit) provision for income taxes	(705)	(1,669)	9	(1,660)
Interest expense	6,457	3,764	995	4,759
Depreciation and amortization (a)	5,867	4,125	526	4,651
Non-cash interest (income) included in amortization above	(478)	(332)	-	(332)
EBITDA	9,627	2,957	(26,862)	(23,905)
Finance program adjustments (b)	94	916	31	947
Other non-recurring charges (c)	1,367	193	28,657	28,850
Other non-cash charges (d)	2,685	5,606	1,089	6,695
Management fees paid to affiliates of Bain	-	-	83	83
Adjusted EBITDA	13,773	9,672	2,998	12,670

Interest expense	(6,457)	(3,764)	(995)	(4,759)
Non-cash interest (income) included in amortization above	478	332	-	332
Other non-cash interest	(475)	(843)	351	(492)
Finance program adjustments (b)	(94)	(916)	(31)	(947)
Other non-recurring charges (c)	(1,367)	(193)	(28,657)	(28,850)
Non-cash debt financing write-off	-	-	5,751	5,751
Loss on sale of property, plant and equipment	20	1	-	1
Other	(8)	2	(92)	(90)
Changes in assets and liabilities	(13,280)	(23,078)	14,056	(9,022)
Net cash used in operating activities	$(7,410)	$(18,787)	$(6,619)	$(25,406)

(a)	Depreciation and amortization amounts include amortization of deferred financing costs included in interest expense.

(b)
We currently operate an off-balance sheet commercial equipment finance program in which newly originated equipment loans are sold to qualified special-purpose bankruptcy remote entities. In accordance with GAAP, we are required to record gains/losses on the sale of these equipment based promissory notes. In calculating Adjusted EBITDA, management determines the cash impact of net interest income on these notes. The finance program adjustments are the difference between GAAP basis revenues (as prescribed by SFAS No. 125/140) and cash basis revenues.

(c)	Other non-recurring charges are described as follows:

•
Other non-recurring charges for the period from January 1, 2005 through January 27, 2005 relate to seller transaction costs of $18.8 million incurred as part of the business sale which are included in the transaction costs associated with the sale of business line of our consolidated statements of operations, and a loss on the early extinguishment of debt of $9.9 million which is included in the loss from early extinguishment of debt line of our consolidated statements of operations.

•
Other non-recurring charges for the period from January 28, 2005 through March 31, 2005 relate to a periodic accrual of $0.2 million under a one time retention bonus agreement, entered into with certain management employees concurrent with the Acquisition. Under the retention bonus agreements, the executives are entitled to receive special retention bonus awards upon the second anniversary of the closing date of the Acquisition, subject generally to their continued employment with Alliance Laundry through such date. The aggregate amount of retention bonuses payable under these agreements is approximately $2.3 million. The retention bonus is included in the selling, general and administrative expense line of our consolidated statements of operations.

•
Other non-recurring charges for the quarter ended March 31, 2006 relate to a periodic accrual of $0.3 million under the one time retention bonus agreement with certain management employees referred to above, $0.7 million of costs related to the transfer of the Marianna, Florida product lines to Ripon, Wisconsin which are included in the selling, general and administrative expense line of our consolidated statements of operations and $0.4 million of costs associated with the closure of the Marianna, Florida production facility which are included in the impairment and other costs line of our consolidated statements of operations.

(d)	Other non-cash charges are described as follows:

•
Non-cash charges for the period from January 1, 2005 through January 27, 2005 of $1.1 million relate to non-cash incentive compensation expense resulting from the acceleration of vesting for incentive units at the date of the Acquisition, which are included in the selling, general and administrative expense line of our consolidated statements of operations.

•
Non-cash charges for the period from January 28, 2005 through March 31, 2005 relate to $5.6 million of cost associated with the inventory step-up to fair market value recorded at the Acquisition date, which are included in the cost of sales line of our consolidated statements of operations.

•
Non-cash charges for the period ended March 31, 2006 relate to $1.3 million of non-cash incentive compensation expense related to management incentive stock options, which is included in the selling, general and administrative expense line of our consolidated statements of operations and a $1.4 million non-cash impairment charge related to the Ajax trademark, driven by the Company’s decision to discontinue sales of AJAX® products. The Ajax impairment is included in the impairment and other costs line of our consolidated statements of operations.